UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2026

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Financial Officer

On October 29, 2026, Norwegian Cruise Line Holdings Ltd. (the “Company” or “NCLH”) announced that Mr. Mark A. Kempa will transition from his position as Executive Vice President, Chief Financial Officer to Special Advisor to the President and Chief Executive Officer, effective as of the end of the day on December 31, 2026.

Appointment of Chief Financial Officer

On October 29, 2026, the Company announced that Ms. Meghan Montana would become Executive Vice President, Chief Financial Officer of the Company, effective January 1, 2027. There are no arrangements or understandings between Ms. Montana and any other persons pursuant to which she was selected as an officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Montana and any director or executive officer of the Company.

Ms. Montana, age 40, has served as Chief Strategy Officer of the Company since January 2026, leading enterprise transformation across strategy, corporate development, long-range planning and analytics. Prior to joining NCLH, Ms. Montana served as Senior Vice President of Finance and Corporate Development at American Airlines from February 2025 to January 2026, overseeing division finance, financial planning and analysis, and corporate development. She previously served as Managing Director, Assistant Treasurer from December 2018 to December 2020, Vice President, Treasurer from December 2020 to March 2023 and Senior Vice President, Treasurer from March 2023 to February 2025. As Treasurer, she led corporate finance, global banking and cash management, fleet transactions, asset management and insurance. Her responsibilities also included fuel procurement, logistics and operations until March 2023. Earlier in her career, Ms. Montana held senior roles at Standard Chartered Bank (September 2016 to December 2018), Deutsche Bank (July 2013 to September 2016) and the Royal Bank of Scotland (July 2008 to June 2013), advising global clients on capital structure, financing strategies and long-term growth. Ms. Montana has served on the board of directors of Azorra, an Oaktree company, since March 2023 and is a member of its Audit Committee. She earned her Master of Business Administration from New York University’s Stern School of Business and her Bachelor of Science in Finance from Miami University in Ohio.

Revised Employment Agreement

On October 27, 2026, Ms. Meghan Montana entered into a new employment agreement with a subsidiary of the Company in connection with her appointment as Executive Vice President, Chief Financial Officer, effective January 1, 2027 (the “Montana Employment Agreement”). The Montana Employment Agreement becomes effective on January 1, 2027 and supersedes her existing employment agreement and related starting bonus amendment. Until that date, Ms. Montana will continue to serve as Executive Vice President, Chief Strategy Officer under her existing arrangements. The Montana Employment Agreement has an initial term through December 31, 2030 (the “Expiration Date”), which will automatically renew on the Expiration Date and each anniversary thereafter for additional one-year terms unless either party provides notice of non-renewal at least sixty days before the end of the applicable term. The material terms are summarized below.

Base Salary and Bonus. Ms. Montana will receive an annual base salary of $875,000, subject to annual review, and will be eligible to earn an annual bonus in an amount determined by the Compensation Committee of the Company’s Board of Directors. Her annual bonus for 2026 will be determined under her existing employment agreement.

Equity Awards. Ms. Montana will be eligible to participate in the Company’s Amended & Restated 2013 Performance Incentive Plan and any successor plan, with grants subject to approval by the Compensation Committee.

Starting Bonus. The Montana Employment Agreement carries forward Ms. Montana’s existing sign-on bonus arrangement from her original hiring, totaling $1,550,000, consisting of $750,000 previously paid following the commencement of her employment in January 2026 and two additional installments of $400,000 each, payable following March 1, 2027 and March 1, 2028, respectively, subject to continued employment through the applicable date. The first two installments are subject to repayment if her employment terminates before January 20, 2028, except for certain qualifying terminations, including termination by the Company without cause, resignation for good reason, or death or disability, subject to applicable release requirements.

Other Benefits. Ms. Montana will be eligible to participate in the benefit plans and programs generally available to other similarly situated executives and will be entitled to four weeks of vacation per year.

Severance Terms. If the Company terminates Ms. Montana’s employment without cause, provides notice that her agreement will not be renewed, or Ms. Montana terminates her employment for good reason, she will be entitled to receive: (i) a severance payment equal to two times her base salary then in effect, payable in substantially equal installments over 24 months, with any unpaid balance payable by the end of the calendar year following the year of her separation from service, (ii) a prorated annual bonus for the year of termination and any earned but unpaid prior-year annual bonus and (iii) subsidized medical and dental continuation coverage for up to

18 months. If such a termination occurs within three months before or 24 months after a change in control, she will also receive full accelerated vesting of all outstanding equity awards.

Retirement Terms. If Ms. Montana satisfies the retirement eligibility and notice requirements under the Montana Employment Agreement and remains employed through an agreed retirement date, she will be entitled to: (i) full accelerated vesting of outstanding time-based equity awards granted after January 1, 2027 and at least one year before retirement, (ii) prorated vesting of such awards granted less than one year before retirement, (iii) continued eligibility to earn outstanding performance-based equity awards granted after January 1, 2027, subject to applicable performance conditions, (iv) a prorated annual bonus and any earned but unpaid prior-year annual bonus, (v) continued Executive Vice President-level cruise benefits and (vi) subsidized medical and dental continuation coverage for up to 18 months. Severance and retirement benefits are subject to execution and non-revocation of a general release of claims and compliance with applicable restrictive covenants, including non-competition and non-solicitation restrictions during employment and for 24 months thereafter.

The foregoing description of Ms. Montana’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Transition and Release Agreement

On October 27, 2026, Mr. Mark A. Kempa entered into a Transition and Release Agreement with a subsidiary of the Company (the “Transition Agreement”). Mr. Kempa will continue to serve as Executive Vice President, Chief Financial Officer through December 31, 2026, with his current compensation and benefits, and will serve as Special Advisor to the President and Chief Executive Officer from January 1, 2027 through June 30, 2027 (the “Separation Date”). During his advisory service, he will receive a monthly gross salary of $3,200, continued participation in applicable employee benefit plans, including medical, dental and medical expense reimbursement coverage, and President-level cruise privileges under the policy in place during the time of the transition, but no car allowance. He will remain eligible for his 2026 annual bonus and receive 33,000 time-based restricted share units in early January 2027 in lieu of a prorated 2027 bonus, vesting on the Separation Date subject to continued service. His existing equity awards will continue to vest in accordance with their terms, and he will receive no other new equity grants following execution of the Transition Agreement.

Mr. Kempa has elected to receive the benefits provided under Section 5.3(d) of his employment agreement dated July 17, 2023 (the “Kempa Employment Agreement”), effective upon completion of his advisory service and conclusion of his employment on June 30, 2027 and subject to applicable conditions and as modified by the Transition Agreement. These benefits include accelerated or prorated vesting of eligible time-based equity awards, continued eligibility to earn eligible performance-based equity awards based on actual performance, continued President-level cruise privileges, and subsidized medical and dental continuation coverage and continued medical expense reimbursement plan participation for up to 18 months. The transition benefits are subject to execution and non-revocation of a bring-down release of claims and compliance with restrictive covenants, with forfeiture and repayment provisions for noncompliance. His 24-month non-competition and non-solicitation periods will run from January 1, 2027 through December 31, 2028.

The foregoing description of Mr. Kempa’s Transition Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between NCL (Bahamas) Ltd. and Meghan Montana, entered into on October 27, 2026.
10.2	Transition and Release Agreement by and between NCL (Bahamas) Ltd. and Mark A. Kempa, entered into on October 27, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2026	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel, Chief Development Officer and Secretary